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                                                                   EXHIBIT 5.1


                         [VENTURE LAW GROUP LETTERHEAD]


                                 April 11, 1997



Connective Therapeutics, Inc.
3400 West Bayshore Road
Palo Alto, CA  94303

      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:


      We have examined Amendment No. 1 to the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about April 14, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of a total of 1,222,224 shares of your Common Stock (the "Shares"), 972,224 of which Shares were issued to several institutional stockholders (the "Stockholders") in a private placement on December 4, 1996, and 250,000 of which Shares are issuable upon the exercise of a warrant (the "Warrant") issued to Kepler Capital LLC ("Kepler"). As your legal counsel, we have examined the proceedings taken in connection with the sale of the Shares to the Stockholders and the issuance of the Warrant to Kepler and are familiar with the proceedings proposed to be taken by you, and the Stockholders and Kepler in connection with the sale of the Shares under the Registration Statement.



      It is our opinion that the Shares are legally and validly issued, fully paid and nonassessable (or in the case of the Shares issuable upon exercise of the Warrant, will be legally and validly issued, fully paid and nonassessable upon exercise of the Warrant in accordance with its terms) and when resold in the manner referred to in the Registration Statement, the Shares will be legally and validly issued, fully paid and nonassessable.


      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and any amendments to it.

                                          Sincerely,

                                          VENTURE LAW GROUP
                                          A Professional Corporation


JLG                                       /s/ Venture Law Group